PRELIMINARY INFORMATION STATEMENT
SECURITIES AND EXCHANGE COMMISSION

As filed with the Securities and Exchange Commission on November 13, 2009.

Registration No. 2-66073

Securities and Exchange Commission
Washington, D.C., 20549
Schedule 14C Information
Under
Reg. Section 240.14c-101

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

NRM INVESTMENT COMPANY
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	no fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF NRM INVESTMENT COMPANY

December 17, 2009

The annual meeting of the shareholders of NRM Investment Company is to be held at Philadelphia Country Club, Spring Mill Road, Gladwyne, Pennsylvania, on December 17, 2009 at 9:00 a.m.  Inquiries about the agenda for the meeting should be addressed to the Company’s assistant secretary, Edward Fackenthal at Suite 209, One Montgomery Plaza, Norristown, Pennsylvania, 19401, telephone (610) 279-3370 or email to him at edwardfackenthal@cs.com.

The principal executive office of NRM Investment Company is 280 Abrahams Lane, Villanova, PA 19085.

We Are Not Asking You for a Proxy and
You are Requested Not To Send Us a Proxy.

This information statement and notice of the annual meeting of the shareholders will be mailed to shareholders of record on November 27, 2009.

Security Ownership of Certain Beneficial Owners and Management

The following individuals constitute the board of directors of the Company, its officers, as well as its largest shareholders.  Table I shows the information about the directors. These individuals, acting as a committee of the whole, together with First National Trust Company, Johnstown, PA serve as the Company’s administrators.

Note that in addition to being director, John H. McCoy is Chairman of the Board, President and Treasurer. Mr. McCoy has been a director of the Company since its inception as an investment company in 1979. Anthony Fisher is Secretary and has been an elected board member since December 2008; prior thereto he was an appointed interim board member.  Board member George W. Connell is the principal officer of Haverford Financial Services, Inc., the Company’s investment adviser. Mr. Connell has been a member since 1992.   Raymond Welsh has been an elected board member since December 2008; prior thereto he was an appointed interim board member.  Mr. Fabrizio has been a board member since 2007. All directors stand for election yearly and are elected for a one-year term.  Officers serve for indefinite terms at the discretion of the directors.

The directors hold no other directorships in companies registered under the Securities Act.

Information for Table I regarding the shares these individuals own was furnished by First National Trust Company, Johnstown, PA, the Company’s custodian, co-administrator, transfer agent and provider of certain other services.

TABLE I

Name and Address	No of Shares	Percentage of Ownership

John H. McCoy 280 Abrahams Lane Villanova, PA 19035	2,817,679	80%

Joseph Fabrizio 423 Weldon Drive West Chester, Pa., 19380	0	0

Raymond H. Welsh 1735 Market Street, 36th floor, Philadelphia, PA 19103	0	0

George W. Connell #3 Radnor Corporate Ctr. Suite 450 100 Matsonford Road Radnor, PA 19087	344,879	9.8%

Anthony B. Fisher 116 Glenn Road Ardmore, PA 19003	0	0

TABLE II – A - Interested Directors

John H. McCoy and George W. Connell are "interested" directors as defined in the Investment Company Act of 1940.  Mr. McCoy owns 80% of the outstanding shares of the Company, is its chief executive officer and controls the Company.  Mr. Connell is the principal of the corporate parent of the investment adviser for the Company and owns 9.8% of the Company’s stock.

Name	Position with Registrant	Principal Occupation During Past Five Years
John H. McCoy (1)	Director, President Treasurer (1)	Former President of National Rolling Mills, Inc., a steel rolling plant; retired since 1984. Prior thereto, he was President and Director of National Rolling Mills Co. 87 years old.

George W. Connell	Director	Chairman and Chief Executive Officer of Haverford Trust Company. Controls the Company’s investment adviser. 73 years old.

(1) Served as President since the inception of the Company; as Treasurer since January 2001.

Table II – B - Directors Who are not defined as “Interested Directors”

Joseph Fabrizio	Director	Accountant in active practice for a period in excess of five years with Rainer & Co. 51 years old

Raymond H. Welsh 1735 Market Street, 36th floor, Philadelphia, Pennsylvania 19103	Director	Senior vice president of UBS Financial Services, Inc. 78 years old

Anthony B. Fisher 116 Glenn Road Ardmore, Pennsylvania 19003	Director, Secretary	Principle of Risnychok and Associates Inc., an insurance agency specializing in surety and property and casualty insurance to the construction industry. 57 years old

The company except for $400.00 per directors’ meeting attended does not compensate the officers and directors.  During the fiscal year ending August 31, 2009 there were four quarterly meetings. Two of the directors attended all of the meetings; three attended three of the four.

The Company has no audit, compensation, or nominating committees and has no underwriter.

The Agenda for the Meeting

Announcement to the Board and Shareholders

The following is expected to be announced to the shareholders; it will require no action.

Annual Report

The Company’s annual report for the year ending August 31, 2009 was sent to shareholders of record dated October 30, 2009; the Board and a representative of the Company’s investment adviser will be present in person to discuss the contents of the report with the shareholders. The report was also contained in the Registration Statement filed with the Securities and Exchange Commission and directed to become effective on December 30, 2009. Any shareholder wishing a copy of the annual report or Registration Statement may obtain the same without cost by calling Edward Fackenthal, counsel for the Company, collect, at (610) 279-3370, or email at edwardfackenthal@cs.com.

ACTION BY THE BOARD

(1) Further Employment of Officers and Other Service Providers

Management will recommend to the Board, and the Board, if accepted, will announce its resolution to reappoint (1) John H. McCoy, Jr. to the positions of president and treasurer; (2) Anthony Fisher to the position of secretary; (3) Edward Fackenthal to the position of assistant secretary, and (4) current counsel, custodian, transfer agent, and books and records administrator to their respective positions.

(2) The Investment Adviser

History

From December 9, 1992 through July 15, 1997 Rittenhouse Financial Services, Inc. ("RFS") served as the Company’s investment adviser.  On September 1, 1997 the John Nuveen Company acquired RFS.  The Company’s Board ratified an amendment to the advisory agreement assigning the investment advisory account and agreement from RFS to the Rittenhouse Trust Company. The Company’s shareholders approved the assignment at the next regular meeting.   The Rittenhouse Trust Company later changed its name to Haverford Trust Company (“HTC”). HTC organized a wholly owned Pennsylvania subsidiary corporation named Haverford Investment Management, Inc.(“HIM”) to perform its advisory services. HIM was qualified to act as an investment adviser for the Company under the Investment Advisers Act and the Investment Company Act.  HTC assigned its contract to HIM and the Company’s shareholders duly ratified the assignment. In September 2008, HIM asked the Company’s consent to an assignment of its contract to another qualifying investment adviser, Haverford Financial Services, Inc.  (“HFS”).  HFS is under common control with HTC and its board consists of the same individuals as constituted HIM’s board. Through its own activities and that of its related companies, HFS provides advisory, brokerage and other financial services to individual and institutional clients. At its December 18, 2008 shareholders’ meeting, HFS was duly appointed as the Company’s adviser. The offices of the adviser are at Suite 450, No. 3 Radnor Corporate Center, Radnor, PA 19087.

HTC and its related companies, just identified, have been engaged as advisers to the Company to render opinions on best price and execution for trades executed in the account. They have opined on the suitability of security purchases and trading activity to meet the goals and objectives of the Board and shareholders. HTC’s officers have had 26 years of experience in managing or advising clients’ fixed income and equity assets as well as a long history of working with the Company.  Their experience in trading with a wide variety of Wall Street firms has given the Board a broad view of trading effectiveness.  Its research contacts on Wall Street, in addition to its in-house capabilities, have given the Board a unique perspective on economics and forecasts of future rate movements and equity changes. HFS’s officers are all officers of HTC who traditionally rendered advisory services to the Company. Attached is a listing of HFS’s directors.

HFS will continue to furnish investment advice to the Board, still recognizing that the adviser acts on a fully discretionary basis. The Board acting for the Company as a committee of the whole oversees the activities of the adviser. The Company’s contract with HFS will continue to be terminable upon notice by the Company and upon 30 days notice by the adviser. No further changes in the contract are expected for the coming year; compensation for the adviser for the past year and for the coming year was, and is expected to be, at the annual rate of .30% of the Company's portfolio value measured quarterly. No funds were paid to an affiliated broker. The last submission of the advisory contract to the shareholders was at the 2008 annual meeting taking place on December 18, 2008.

Factors considered and vote by the Board

(a) Factors Considered

In addition to the foregoing history, the Board has considered the nature, extent and quality of the services to be provided by HFS, its investment performance, the costs of its services for the expected size of the Company’s portfolio, and the market value of the services as measured by fees paid elsewhere for like services.

(b) Vote

Management will recommend to the Board that, subject to the vote of the shareholders, the adviser be reappointed for the calendar year 2010. The secretary will note that this vote by the Board will carry only if joined in by a majority of its disinterested directors.

(3) Restated Ethics Code

Factors Considered and Vote by the Board

(a) Factors Considered

Based upon the Compliance Officer’s communications with the SEC staff, he recommends adoption of the restatement of the Company’s Ethics Code to assure full compliance with the mandate of SEC Rule 17j-1 under the Investment Company Act.  The Officer has included expanded disclosure procedures by access persons and reporting to the Board of quarterly activity.

(b) Vote

The Board, subject to the vote of the shareholders, adopts the restated Ethics Code as drafted by the Compliance Officer, and reappoints its existing Compliance Officer for the ensuing calendar year.

(4) Restated Compliance Code

Factors Considered and Vote by the Board

(a) Factors Considered

Following a conference with the staff of the SEC, noting its recommendations and in compliance with the current requirements of SEC Rule 38a-1 under the Investment Company Act, the Compliance Officer redrafted the Company’s compliance program. It is designed to prevent violations of the federal and state securities laws. The program is tailored to the Company’s normal, low volume operations and addresses what the Officer perceives to be limited areas of conflicts and other compliance factors that would create risk exposure for the Company.

(b) Vote

The Board, subject to the vote of the shareholders, adopts the restated Compliance Program as drafted by the Compliance Officer.

(5) NRM Investment Company’s
Anti-Money Laundering Program

Factors Considered and Vote by the Board

(c) Factors Considered

Consistent with the Bank Secrecy Act as modified by the U.S. Patriot Act and the regulations adopted thereunder, the Company must continue an anti-money laundering program (“BSA/AML”) reasonably designed to prevent the Company from being used for money laundering or the financing of terrorist activities and to achieve and monitor compliance with the applicable requirements.

By reason of the experience of the Company’s independent agents with receipts and disbursements of Company money (involving no “red flag” items), and within the framework of its present and future operations, its BSA/AML program is designed to rely upon the AML1, CIP2 and SAR3 programs carried out by the independent agents to the fullest extent consistent with regulations. It will remain the duty of a Company AML Officer to be appointed and certain other service providers to monitor such activities through ongoing permitted communications among the AML Officer, other service providers, and the independent agents.

1 Anti-Money Laundering

The Compliance Officer recommends the adoption of the AML program as presented to the Board.

(b) Vote

The Board, subject to the vote of the shareholders, adopts the AML Program as drafted by the Compliance Officer and appoints the Compliance Officer as its AML Officer for the ensuing calendar year.

(6) Compliance Officer’s Report to the Board

Pursuant to SEC Rule 38a-1 under the Investment Company Act and the Company’s proposed restated compliance program, the Compliance Officer has completed an annual review of the policies and procedures of the Company, and the policies and procedures of its investment adviser and its custodian /transfer agent who, assisted by an independent accountant acts as the Company’s administrator, with a view toward their proper implementation and effectiveness. As above, the policies and procedures of the Company are restated. The policies and procedures of the Company’s service providers were in effect throughout the fiscal year. They reported no material compliance matter that occurred during the reporting period.

As previously noted the Company is wholly dependent upon outside providers for information. The Compliance Officer has contacted those providers and inquired into several areas of importance to the Company. He has determined that

(1) There was no late trading in the Company’s stock nor were there any trades based upon other than readily available information for determining net asset value or fair value pricing of portfolio securities.

2 Customer Identification Program
3 Suspicious Activity Reporting

(2) There were no “market timing” transactions in the Company’s stock by the same person or by persons controlling, controlled by or under common control with another person.

(3) There were no large transactions in currency.

(4) There were no Company sales or purchases of portfolio securities to or from any director of the Company, or any service provider, or any affiliate of a director or provider.

(5) There were no sales or redemptions of Company shares prompted by non-public information.

(6) There were no unusual transaction patterns that bear upon the federal or state security laws.

(7) There are no additional or different procedures that the Company should be following that would aid the compliance officer in detecting, preventing or correcting activities that may be in violation of the federal or state securities laws.

(8) There were no occurrences that the undersigned or the providers had knowledge of and able to report bearing upon the Company’s business that might indicate gaps in its compliance program.

(7) Certification by Access Persons

(a) Certification to the Compliance Officer

Pursuant to the Ethics rules adopted by the Company, the shareholders/directors who are access persons within the meaning of the Restated Ethics Code, the Investment Company Act and the regulations thereunder and are not excused from reporting to the Company’s Compliance Officer, certified to the Board that they have duly reported investment information to the Company’s Compliance Officer or his designee and have otherwise abided by the Code requirements.

(b) Certification to the Compliance Officer of another Entity

Pursuant to the Ethics rules adopted by the Company, the shareholders / directors who are access persons within the meaning of the Restated Ethics Code, the Investment Company Act and the regulations thereunder and are excused from reporting to the Company’s Compliance Officer but report to a compliance officer of the entity with which they are affiliated, certified to the Board that they have duly reported investment information to the compliance officer or a designee of the entity with which they are affiliated and have otherwise abided by the Code requirements.

(c) Certification by Non-Reporting Access Persons

Pursuant to the Ethics rules adopted by the Company, the shareholders/directors who are access persons within the meaning of the Restated Ethics Code, the Investment Company Act and the regulations thereunder and are excused from periodic reports to any entity, certified to the Board that they have duly reported any transactions in covered securities which the access person had effected during the previous quarter and which the access person then knew to have been effected within fifteen days from a date on which the Company purchased or sold, or considered the purchase or sale of, the same security.

(8) Certification by the compliance officer

The Compliance Officer certifies that he has inquired of the access persons, independent agents and service providers and determined that there has been full compliance with the reporting requirements.

(9) Fidelity Bond

(a) Factors Considered

The Company acquired a fidelity bond from Chubb & Sons effective as of February 3, 2008 covering the officers of the Company. SEC Rule 17g-1 under the Investment Company Act requires the Board’s disinterested directors to review and adopt a resolution approving the bond with each annual renewal.

(b) Vote by the Board

The Board has reviewed and approves of the Fidelity Bond acquired on February 3, 2008. The secretary will note that this vote by the Board will carry only if joined in by a majority of its disinterested directors.

ACTION BY THE SHAREHOLDERS

Tabulation of Shareholders

There are, as of this notices date, 3,518,438 outstanding shares of the Company, held in one class by 115 shareholders.  Each share is entitled to one vote. At the meeting, the Secretary shall tabulate the number of shareholders present in person or by proxy, add the number of shares they represent, collectively, and shall make a determination whether such shares are sufficient for the transaction of business.  There are not expected to be "broker non-votes" or abstentions.  Should sufficient shares be thus represented, the Chairman will proceed with the following business:

I Election of Directors

The Chairman of the meeting will entertain nominations for directors for the ensuing year.  Nominations by management will be John H. McCoy, Jr., Joseph Fabrizio, George W. Connell, Anthony Fisher and Raymond Welsh.  The directors will be elected by a simple majority vote; shareholders are not entitled to accumulate their votes.

At the close of nominations, there will be an appointment of a judge of elections, if requested by the shareholders, the appointment to be a non-candidate appointed by the Chairman.  Thereafter there will be a vote by shareholders for directors by ballot or voice vote.

II Employment of Auditors and Audit Fees

The Board has reviewed the performance of ParenteBeard LLC, successor as of October 1, 2009 to Beard Miller Company, LLP as the Company’s auditor for the fiscal year ending August 31, 2009. No representative of the auditor’s firm is expected to be present at the meeting. For the audit of the Company’s annual financial statements for the most recent fiscal year the auditor billed $20,487.  The firm provides only audit services to the Company and provides no services to the investment adviser. Based thereon, the directors are satisfied that this auditor will be able to maintain its required independence. The Board recommends to the shareholders that the Company re-employ the auditor for the fiscal year ending August 31, 2010, or consider the proposal of any other qualifying auditor that may be presented to the Board and shareholders and, if more suitable, to employ such other auditor.

III Appointment of Investment Adviser

Based upon the information noted above in the Board action, the Board will submit to the shareholders the appointment of Haverford Financial Services, Inc. as the Company’s investment adviser for the ensuing calendar year.

IV Ethics Code

Based upon the information noted above presented by the Board, the Board will submit to the shareholders the adoption of the restated Ethics Code.

V Compliance Code

Based upon the information noted above presented by the Board, the Board will submit to the shareholders the adoption of the Compliance Code.

VI AML Program

Based upon the information noted above presented by the Board, the Board will submit to the shareholders the adoption of the AML Program.

The Company will entertain any other business that is properly presented to the shareholders.

Edward Fackenthal
Assistant Secretary

The Haverford Financial Services Directors

Board Chairman: Joseph J. McLaughlin, Jr.
Board Vice-Chairman George W. Connell
Other Board Members:

        Binney H.C. Wietlisbach
        Henry B. Smith

3 Radnor Corporate Center
Suite 450
Radnor, PA 19087